Exhibit 99.1

NETLIST REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

IRVINE, CALIFORNIA, February 27, 2019 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the fourth quarter and full year ended December 29, 2018.

Net sales for the fourth quarter ended December 29, 2018 were $9.0 million, compared to net sales of $8.5 million for the quarter ended December 30, 2017.  Gross profit for the quarter ended December 29, 2018 was $0.9 million, or 9.5% of net sales, compared to a gross profit of $0.4 million, or 4.8% of net sales, for the quarter ended December 30, 2017.

GAAP net loss for the fourth quarter ended December 29, 2018 was ($4.4) million, or ($0.03) loss per share, compared to a GAAP net loss in the prior year period of ($3.1) million, or ($0.04) loss per share.  These results include stock-based compensation expense of $0.2 million and $0.3 million for the quarters ended December 29, 2018 and December 30, 2017, respectively.

Net sales for the full year ended December 29, 2018 were $33.5 million, compared to net sales of $38.3 million for the year ended December 30, 2017.  Gross profit for the full year ended December 29, 2018 was $2.3 million, or 6.9% of net sales, compared to a gross profit of $2.5 million, or 6.4% of net sales, for the year ended December 30, 2017.

GAAP net loss for the full year ended December 29, 2018 was ($17.1) million, or ($0.16) loss per share, compared to a net loss in the prior year period of ($13.4) million, or ($0.20) loss per share.  These results include stock-based compensation expense of $0.7 million and $1.2 million for the years ended December 29, 2018 and December 30, 2017, respectively.

As of December 29, 2018, cash, cash equivalents and restricted cash were $16.7 million, total assets were $24.9 million, working capital was $10.1 million, total debt and accrued interest, net of debt discount, was $20.0 million, and stockholders’ deficit was ($5.7) million.

Netlist’s Chief Executive Officer, C.K. Hong said, “We finished the 2018 year with solid fourth quarter performance, which included increased product revenue and an expanded product margin, sequentially and in comparison to the year ago period.  The campaign to defend Netlist’s intellectual property continues in a couple of weeks with the trial against SK hynix at the United States International Trade Commission (ITC) in Washington D.C.  We believe the ITC’s recent denial of SK hynix’s motion for summary determination and the ITC’s favorable claim construction order issued in 2018 provide positive momentum for the case.”

Adjusted EBITDA (loss) was ($3.9) million for the fourth quarter ended December 29, 2018, compared to adjusted EBITDA (loss) of ($2.6) million for the fourth quarter ended December 30, 2017. Adjusted EBITDA (loss) was ($15.4) million for the full year ended December 29, 2018, compared to adjusted EBITDA (loss) of ($11.4) million for the full year ended December 30, 2017.  Adjusted EBITDA is a non-GAAP financial measure.  Non-GAAP financial measures are described below under “Note Regarding Use of Non-GAAP Financial Measures,” and are reconciled to the most directly comparable GAAP financial measure, net loss, below under “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, February 27, 2019 at 5:00 p.m. Eastern Time to review Netlist’s results for the fourth quarter and the full year and ended December 29, 2018.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the data included in this press release, including EBITDA and adjusted EBITDA, are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring the operating performance of Netlist’s business excluding certain items that it believes are not attributable to or reflective of its core operating results.  Netlist defines EBITDA as net loss calculated and presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”), plus interest expense, net, (minus) plus (benefit) provision for income taxes, and plus depreciation and amortization; and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense, plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the line items added to or subtracted from net loss to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net loss in evaluating Netlist’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. Flagship products NVvault® and EXPRESSvault™ enable customers to accelerate data in their servers and storage and reliably protect enterprise-level cache, metadata and log data in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 30, 2018, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 29,	December 30,
	2018	2017
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$14,802	$6,720
Restricted cash	1,850	2,800
Accounts receivable, net	2,917	2,997
Inventories	2,946	4,105
Prepaid expenses and other current assets	677	303
Total current assets	23,192	16,925

Property and equipment, net	279	459
Other assets	1,394	1,406
Total assets	$24,865	$18,790

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,497	$6,120
Revolving line of credit	2,293	2,024
Accrued payroll and related liabilities	604	807
Accrued expenses and other current liabilities	343	338
Note payable	376	—
Total current liabilities	13,113	9,289
Convertible promissory notes and accrued interest, net of debt discounts	17,346	14,766
Long-term warranty liability	78	61
Total liabilities	30,537	24,116

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	139	80
Additional paid-in capital	169,355	152,640
Accumulated deficit	(175,166)	(158,046)
Total stockholders’ deficit	(5,672)	(5,326)
Total liabilities and stockholders’ deficit	$24,865	$18,790

Netlist, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017

Net sales	$9,021	$8,482	$33,529	$38,322
Cost of sales(1)	8,167	8,075	31,228	35,866
Gross profit	854	407	2,301	2,456
Operating expenses:
Research and development(1)	573	1,089	2,899	5,231
Intellectual property legal fees	2,559	575	8,918	2,705
Selling, general and administrative(1)	1,835	1,729	6,856	7,374
Total operating expenses	4,967	3,393	18,673	15,310
Operating loss	(4,113)	(2,986)	(16,372)	(12,854)
Other income (expense):
Interest expense, net	(276)	(143)	(739)	(564)
Other (expense) income, net	1	2	(11)	4
Total other expense, net	(275)	(141)	(750)	(560)
Loss before (benefit) provision for income taxes	(4,388)	(3,127)	(17,122)	(13,414)
(Benefit) provision for income taxes	(2)	6	(2)	6
Net loss	$(4,386)	$(3,133)	$(17,120)	$(13,420)
Net loss per common share:
Basic and diluted	$(0.03)	$(0.04)	$(0.16)	$(0.20)
Weighted-average common shares outstanding:
Basic and diluted	138,737	72,882	107,071	65,513

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$7	$7	$26	$40
Research and development	54	90	236	348
Selling, general and administrative	105	180	475	829
Total stock-based compensation	$166	$277	$737	$1,217

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017

GAAP net loss	$(4,386)	$(3,133)	$(17,120)	$(13,420)

Interest expense, net	276	143	739	564
(Benefit) provision for income taxes	(2)	6	(2)	6
Depreciation and amortization	45	66	254	280

EBITDA (loss)	(4,067)	(2,918)	(16,129)	(12,570)

Stock-based compensation	166	277	737	1,217
Other expense (income), net	(1)	(2)	11	(4)
Adjusted EBITDA (loss)	$(3,902)	$(2,643)	$(15,381)	$(11,357)